
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from Columbia
Futures Fund and is qualified in its entirety to reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       8,736,199
<SECURITIES>                                         0
<RECEIVABLES>                                   44,687<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               9,083,483<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 9,083,483<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (254,058)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               193,632
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (447,690)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (447,690)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (447,690)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $31,254 and due from DWR of $13,433.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $302,597.
<F3>Liabilities include redemptions payable of $62,692, accrued management fees of $29,932 and administrative expenses payable of $73,868.
<F4>Total revenue includes realized trading revenue of $(40,328), net change in unrealized of $(309,154) and interest income of $95,424.

